Exhibit 99.1
Upwork Reports Second Quarter 2026 Financial Results
GSV per Active Client Reaches Record $5,230 Marking Eighth Consecutive Quarter of Sequential Growth
Second-quarter revenue of $191.7 million and GAAP net income of $25.4 million
Second-quarter adjusted EBITDA of $64.1 million or 33% adjusted EBITDA margin
PALO ALTO, Calif. – August 10, 2026 – Upwork Inc. (Nasdaq: UPWK), the world’s human and AI-powered work marketplace, today announced its financial results for the second quarter of 2026.
"In the second quarter, Upwork demonstrated solid execution against our strategic plan in a challenging operating environment," said Hayden Brown, president and CEO of Upwork Inc. “While lower-complexity work continues to shift toward automation, we are increasingly seeing what is emerging in its place: growing demand for high-value AI talent, more complex projects, and new categories of work across SMB and Enterprise. We are on track with our enterprise strategy, staying disciplined in how we execute, and continuing to build the AI capabilities that will make Upwork essential infrastructure as work becomes increasingly human-and-agent driven.”
Second Quarter 2026 Financial Highlights
•GSV(1) was $966.4 million, decreased 4% year-over-year
•Revenue decreased 2% year-over-year to $191.7 million
•Active clients(1) of 763,000
•GSV per active client(1) of $5,230 increased 5% year-over-year
•GAAP Net income was $25.4 million, a decrease of 22% year-over-year
•GAAP Diluted earnings per share was $0.20, compared to diluted earnings per share of $0.24 in the second quarter of 2025
•Adjusted EBITDA(2) was $64.1 million, up 12% year-over-year
•Cash provided by operating activities was $46.9 million, compared to cash provided by operating activities of $72.5 million in the second quarter of 2025
•Free cash flow(2) was $35.9 million, compared to free cash flow of $65.6 million in the second quarter of 2025
•Share repurchase program returned $109.7 million to shareholders during the six months ended June 30, 2026 with the repurchase of 8.3 million shares. As of June 30, 2026, the Company had $254.3 million in remaining authorization in its repurchase program

Second Quarter 2026 and Recent Operational Highlights
Building the World’s Human and AI-Powered Work Marketplace
•Following the April launch of Upwork’s app for ChatGPT, launched the Upwork Claude Connector, a new app inside Anthropic’s Claude that embeds Upwork’s marketplace at the moment businesses use AI to plan and scope work, connecting them with the experts they need as a project takes shape.
•Launched Upwork’s Model Context Protocol (MCP) server, allowing clients and freelancers to direct AI agents to find talent, source opportunities, and help manage work on Upwork's marketplace from within the tools and workflows they already use.
Growing AI Work on the Marketplace
•GSV from AI-related work increased more than 22% year-over-year in Q2 2026.
•GSV from AI Strategy & Consulting, an AI-related work sub-category, grew over 50% year-over-year in Q2 2026.
Winning Bigger with SMB
•Q2 2026 GSV from Upwork Business Plus offering for SMB increased 24% quarter-over-quarter and 174% year-over-year.
•Q2 2026 Business Plus active clients grew 16% quarter-over-quarter and 219% year-over-year.
•38% of active clients on Business Plus in Q2 2026 had their first Upwork spend on Business Plus.
Unlocking the Enterprise Opportunity
•Lifted migrated its first wave of enterprise customers onto its new platform at the end of June and expanded the go-to-market team, including hiring a new head of sales.
•The Lifted value proposition is resonating: Q2 2026 GSV from our EOR offering within Enterprise Solutions, that we bolstered in 2025 with Lifted’s acquisition of Ascen, increased 29% year-over-year.

Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the third quarter of 2026 is:
•Revenue: $176 million to $184 million
•Adjusted EBITDA: $50 million to $54 million
•Diluted weighted-average shares outstanding: 130 million to 133 million
•Non-GAAP diluted EPS: $0.31 to $0.33
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for full year 2026 is:
•Revenue: $730 million to $750 million
•Adjusted EBITDA: $225 million to $235 million
•Diluted weighted-average shares outstanding: 132 million to 135 million
•Non-GAAP diluted EPS: $1.38 to $1.43

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages and basis points)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
GSV(1)	$966,439	$1,002,650	(3.6)%	$1,952,461	$1,990,363	(1.9)%
Marketplace revenue(1)	$166,858	$170,660	(2)%	$337,563	$336,953	—%
Enterprise revenue(1)	$24,802	$24,279	2%	$49,580	$50,692	(2)%
Gross profit	$146,372	$151,507	(3)%	$297,214	$302,407	(2)%
Gross profit margin	76%	78%	-135 bps	77%	78%	-124 bps
Operating expenses	$118,235	$118,942	(1)%	$236,359	$231,152	2%
Net income	$25,404	$32,726	(22)%	$56,865	$70,456	(19)%
Adjusted EBITDA(2)	$64,053	$57,061	12%	$121,479	$113,072	7%
Profit margin	13%	17%	-353 bps	15%	18%	-349 bps
Adjusted EBITDA margin(2)	33%	29%	415 bps	31%	29%	221 bps
Cash provided by operating activities	$46,874	$72,514	(35)%	$69,893	$109,479	(36)%
Free cash flow(2)	$35,938	$65,626	(45)%	$48,843	$96,416	(49)%

	As of June 30,
(In thousands)	2026	2025	% Change
Active clients(1)	763	796	(4)%

(1) See Key Definitions in our second quarter 2026 earnings presentation.
(2) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.

Second Quarter 2026 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s second quarter 2026 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s second quarter 2026 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork Inc.’s (Nasdaq: UPWK) family of companies connects businesses with global, AI-enabled talent across every contingent worker classification. This portfolio includes the Upwork Marketplace, which connects businesses with on-demand access to highly skilled talent across the globe, and Lifted, which provides a purpose-built solution for enterprise organizations to source, contract, manage, and pay talent across the full spectrum of contingent work. From Fortune 100 enterprises to entrepreneurs, businesses rely on Upwork Inc. to find and hire expert talent, leverage AI-powered work solutions, and drive business transformation. With access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, the Upwork family of companies enables businesses of all sizes to scale, innovate, and transform their workforces for the age of AI and beyond.

Since its founding, Upwork Inc. has facilitated more than $30 billion in total transactions and services as it fulfills its purpose to create opportunity in every era of work. Learn more about the Upwork Marketplace at upwork.com and follow on LinkedIn, Facebook, Instagram, TikTok, and X; and learn more about Lifted at go-lifted.com and follow on LinkedIn.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:

This press release of Upwork Inc. (together with its wholly owned subsidiaries, the “Company,” “we,” “us,” or “our”) contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the third quarter and full year 2026, information or predictions concerning the future of our business or strategy, future market opportunity and market size, future products, features, or functionality, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, industry environment, the economy, our plans with respect to share repurchases, the expected impact and timing of strategic or cost-saving initiatives, and other future conditions.
We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not place undue reliance on such forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. We make no representation that the plans, intentions, expectations, or results disclosed in these forward-looking statements will be achieved or that future events and circumstances will occur, and actual results or events may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-

looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 7, 2026, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, when filed.
Upwork, Lifted, UmaTM, and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This press release may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Marketplace	$166,858	$170,660	$337,563	$336,953
Enterprise	24,802	24,279	49,580	50,692
Total revenue	191,660	194,939	387,143	387,645
Cost of revenue	45,288	43,432	89,929	85,238
Gross profit	146,372	151,507	297,214	302,407
Operating expenses
Research and development	43,894	44,843	87,201	90,995
Sales and marketing	34,914	36,671	72,351	72,422
General and administrative	36,878	35,659	72,036	63,707
Provision for transaction losses	2,549	1,769	4,771	4,028
Total operating expenses	118,235	118,942	236,359	231,152
Income from operations	28,137	32,565	60,855	71,255
Other income, net	3,966	5,878	8,958	12,195
Income before income taxes	32,103	38,443	69,813	83,450
Income tax provision	(6,699)	(5,717)	(12,948)	(12,994)
Net income	$25,404	$32,726	$56,865	$70,456

Net income per share:
Basic	$0.21	$0.25	$0.45	$0.53
Diluted	$0.20	$0.24	$0.44	$0.50

Weighted-average shares used to compute net income per share:
Basic	123,918	132,183	126,005	133,687
Diluted	129,958	140,198	132,784	141,866

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$476,040	$294,356
Marketable securities	138,204	378,425
Funds held in escrow, including funds in transit	193,269	180,752
Trade and client receivables, net	76,459	76,236
Prepaid expenses and other current assets	25,018	21,064
Total current assets	908,990	950,833
Property and equipment, net	58,605	44,421
Goodwill	149,192	149,192
Intangible assets, net	31,318	37,161
Operating lease asset	12,217	5,011
Deferred tax asset	109,860	111,495
Other assets, noncurrent	4,222	1,467
Total assets	$1,274,404	$1,299,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,030	$7,858
Escrow funds payable	193,269	180,752
Debt, current	360,691	359,770
Accrued expenses and other current liabilities	68,683	94,023
Deferred revenue	8,576	7,765
Total current liabilities	638,249	650,168
Operating lease liability, noncurrent	14,367	9,707
Other liabilities, noncurrent	10,522	9,390
Total liabilities	663,138	669,265

Stockholders’ equity
Common stock	12	13
Additional paid-in capital	517,479	592,599
Accumulated and other comprehensive (loss) income	(39)	754
Retained earnings	93,814	36,949
Total stockholders’ equity	611,266	630,315
Total liabilities and stockholders’ equity	$1,274,404	$1,299,580

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,404	$32,726	$56,865	$70,456
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	2,171	1,528	4,117	3,594
Depreciation and amortization	8,780	5,879	17,879	10,740
Amortization of debt issuance costs	461	461	921	921
Accretion of discount on purchases of marketable securities, net	(929)	(1,561)	(2,779)	(3,504)
Amortization of operating lease asset	439	183	836	385
Tides Foundation common stock warrant expense	187	187	375	375
Stock-based compensation expense	14,123	15,977	29,544	28,249
Deferred taxes	1,542	2,064	1,635	2,064
Loss on disposal of fixed assets	178	—	178	—
Changes in operating assets and liabilities:
Trade and client receivables	(605)	3,895	(1,389)	360
Prepaid expenses and other assets	(2,155)	(40)	(5,635)	(3,338)
Operating lease liability	(531)	(22)	(556)	808
Accounts payable	(3,969)	(3,088)	(845)	(5,075)
Accrued expenses and other liabilities	1,402	14,019	(32,064)	2,911
Deferred revenue	376	306	811	533
Net cash provided by operating activities	46,874	72,514	69,893	109,479
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	(208,440)	—	(259,148)
Proceeds from maturities of marketable securities	111,895	181,031	240,221	232,411
Proceeds from sale of marketable securities	1,986	3,257	1,986	3,537
Acquisition of business, net of cash acquired	—	(20,410)	—	(20,410)
Purchases of property and equipment	(1,618)	(2,381)	(3,341)	(4,853)
Internal-use software and platform development costs	(9,318)	(4,507)	(17,709)	(8,210)
Net cash provided by (used in) investing activities	102,945	(51,450)	221,157	(56,673)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net	(11,870)	(2,684)	11,684	16,574
Proceeds from exercises of stock options and common stock warrants	686	1	769	653
Proceeds from employee stock purchase plan	1,646	2,199	1,646	2,199
Repurchase of common stock	(1,834)	(37,868)	(109,725)	(70,922)
Payment of debt issuance costs	(1,223)	—	(1,223)	—
Net cash used in financing activities	(12,595)	(38,352)	(96,849)	(51,496)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	137,224	(17,288)	194,201	1,310
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—beginning of period	535,885	524,191	478,908	505,593
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—end of period	$673,109	$506,903	$673,109	$506,903

The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$476,040	$294,356
Restricted cash	3,800	3,800
Funds held in escrow, including funds in transit	193,269	180,752
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$673,109	$478,908

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA and certain of our other non-GAAP financial measures exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA and certain of our other non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) material acquisition-related deal costs. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Moreover, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the third quarter of 2026 and fiscal year 2026 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$25,404	$32,726	$56,865	$70,456
Add back (deduct):
Stock-based compensation expense (1)	14,123	15,977	29,544	28,249
Depreciation and amortization	8,780	5,879	17,879	10,740
Other income, net (1)	(3,966)	(5,878)	(8,958)	(12,195)
Income tax provision	6,699	5,717	12,948	12,994
Other (1)(2)(3)	13,013	2,640	13,201	2,828
Adjusted EBITDA	$64,053	$57,061	$121,479	$113,072
Profit margin	13%	17%	15%	18%
Adjusted EBITDA margin	33%	29%	31%	29%

Cost of revenue, GAAP	$45,288	$43,432	$89,929	$85,238
Stock-based compensation expense (1)	(88)	(200)	(250)	(387)
Other (1)	(271)	—	(271)	—
Cost of revenue, Non-GAAP	44,929	43,232	89,408	84,851
As a percentage of total revenue, GAAP	24%	22%	23%	22%
As a percentage of total revenue, Non-GAAP	23%	22%	23%	22%

Gross profit, GAAP	$146,372	$151,507	$297,214	$302,407
Stock-based compensation expense (1)	88	200	250	387
Other (1)	271	—	271	—
Gross profit, Non-GAAP	146,731	151,707	297,735	302,794
Gross margin, GAAP	76%	78%	77%	78%
Gross margin, Non-GAAP	77%	78%	77%	78%

Research and development, GAAP	$43,894	$44,843	$87,201	$90,995
Stock-based compensation expense (1)	(2,866)	(5,615)	(7,671)	(11,427)
Intangible amortization	(2,912)	(1,315)	(5,842)	(2,630)
Other (1)	(6,467)	—	(6,467)	—
Research and development, Non-GAAP	31,649	37,913	67,221	76,938
As a percentage of total revenue, GAAP	23%	23%	23%	23%
As a percentage of total revenue, Non-GAAP	17%	19%	17%	20%

Sales and marketing, GAAP	$34,914	$36,671	$72,351	$72,422
Stock-based compensation expense (1)	(1,321)	(1,674)	(2,741)	(3,175)
Intangible amortization	—	(333)	—	(833)
Other (1)	(3,137)	—	(3,137)	—
Sales and marketing, Non-GAAP	30,456	34,664	66,473	68,414
As a percentage of total revenue, GAAP	18%	19%	19%	19%
As a percentage of total revenue, Non-GAAP	16%	18%	17%	18%

General and administrative, GAAP	$36,878	$35,659	$72,036	$63,707
Stock-based compensation expense (1)	(9,848)	(8,488)	(18,882)	(13,260)
Other (1)(2)(3)	(3,138)	(2,640)	(3,326)	(2,828)
General and administrative, Non-GAAP	23,892	24,531	49,828	47,619
As a percentage of total revenue, GAAP	19%	18%	19%	16%
As a percentage of total revenue, Non-GAAP	12%	13%	13%	12%

Total operating expenses, GAAP	$118,235	$118,942	$236,359	$231,152
Stock-based compensation expense (1)	(14,035)	(15,777)	(29,294)	(27,862)
Intangible amortization	(2,912)	(1,648)	(5,842)	(3,463)
Other (1)(2)(3)	(12,742)	(2,640)	(12,930)	(2,828)
Total operating expenses, Non-GAAP	88,546	98,877	188,293	196,999
As a percentage of total revenue, GAAP	62%	61%	61%	60%
As a percentage of total revenue, Non-GAAP	46%	51%	49%	51%

Income from operations, GAAP	$28,137	$32,565	$60,855	$71,255
Stock-based compensation expense (1)	14,123	15,977	29,544	28,249
Intangible amortization	2,912	1,648	5,842	3,463
Other (1)(2)(3)	13,191	2,640	13,379	2,828
Income from operations, Non-GAAP	58,363	52,830	109,620	105,795

Net income, GAAP	$25,404	$32,726	$56,865	$70,456
Stock-based compensation expense (1)	14,123	15,977	29,544	28,249
Intangible amortization	2,912	1,648	5,842	3,463
Tax effect of non-GAAP adjustments	(3,211)	(5,085)	(5,905)	(8,716)
Other (1)(2)(3)	13,191	2,640	13,379	2,828
Net income, Non-GAAP	52,419	47,906	99,725	96,280

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	123.9	132.2	126.0	133.7
Diluted (in millions)	130.0	140.2	132.8	141.9
Basic earnings per share, GAAP	$0.21	$0.25	$0.45	$0.53
Diluted earnings per share, GAAP	$0.20	$0.24	$0.44	$0.50

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	123.9	132.2	126.0	133.7
Diluted (in millions)	130.0	140.2	132.8	141.9
Basic earnings per share, Non-GAAP	$0.42	$0.36	$0.79	$0.72
Diluted earnings per share, Non-GAAP	$0.41	$0.35	$0.76	$0.69

(1) During the three and six months ended June 30, 2026, we incurred $13.8 million in costs related to the execution of the restructuring announced in May 2026. Of this amount, $12.8 million is included in Other, while the remaining amount is allocated between stock-based compensation and Other income, net.
(2) For each of the three months ended June 30, 2026 and 2025, we incurred $0.2 million of expense related to the warrant to purchase 500,000 shares of our common stock at an exercise price of $0.01 per share issued to the Tides Foundation in 2018, and for each of the six months ended June 30, 2026 and 2025, we incurred $0.4 million of such expense.
(3) During the three and six months ended June 30,2025, we incurred acquisition-related costs of $2.5 million in connection with our business combinations. These costs primarily consist of legal, accounting, and other professional fees, and are recorded in general and administrative expenses in the condensed consolidated statements of operations.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash provided by operating activities	$46,874	$72,514	$69,893	$109,479
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(10,936)	(6,888)	(21,050)	(13,063)
Free cash flow	$35,938	$65,626	$48,843	$96,416